As filed with the Securities and Exchange Commission on May 25, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	37-1470730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address, including zip code, of registrant’s principal executive offices)

First Potomac Realty Trust 2009 Equity Compensation Plan, As Amended
(Full title of the plan)
Andrew P. Blocher
Executive Vice President, Chief Financial Officer and Treasurer
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Samantha Sacks Gallagher, Esq.
Executive Vice President, General Counsel and Secretary
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
And
David W. Bonser, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☒		Accelerated Filer	☐
Non-Accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering Price (2)	Amount of registration Fee (2)(3)
Common shares of beneficial interest, par value $0.001 per share	4,100,000 shares	$8.51	$34,891,000.00	$3,514

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover, in addition to the number of common shares of beneficial interest (“common shares”) shown above, an indeterminate number of common shares that may become issuable under the First Potomac Realty Trust 2009 Equity Compensation Plan, as amended, by reason of any share dividend, shares split, recapitalization, or other similar adjustment of the registrant’s outstanding common shares.

(2)
Estimated solely for the purpose of computing the registration fee. In accordance with Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price shown are based on the average of the high and low sales prices reported for the registrant’s common shares on the New York Stock Exchange on May 19, 2016, which was $8.51 per share.

(3)
Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with a portion of the unsold securities from the Company’s Registration Statement on Form S-3 (File No. 333-175330), filed with the Securities and Exchange Commission on February 14, 2013, registering securities for a maximum aggregate offering price of $500,000,000 (the “Prior Registration Statement”). Filing fees of $4,816 have already been paid with respect to unsold securities registered pursuant to the Prior Registration Statement. The associated filing fee of $4,816 for a portion of the unsold securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due. As a result, $0 is due in connection with this registration statement.

EXPLANATORY NOTE

First Potomac Realty Trust (the “Company”) is hereby registering 4,100,000 additional common shares, par value $0.001 per share, for issuance under the Company’s 2009 Equity Compensation Plan, as amended (the “Plan”). The prior registration statements on Form S-8 (Registration Nos. 333-161403, 333-172141 and 333-175324, collectively referred to as the “Prior Registration Statements”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2009, February 9, 2011 and July 1, 2011, respectively, are currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. On May 23, 2016, the Company’s shareholders approved an amendment to the Plan, which the board of trustees of the Company approved on March 22, 2016, increasing the common shares available for issuance under the Plan by 4,100,000 shares to a total of 11,500,000 shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common shares registered.
10.1
First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2009 (File No. 001-31824)).

10.2
Amendment No. 1 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on May 27, 2010 (File No. 001-31824)).

10.3
Amendment No. 2 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2011 (File No. 001-31824)).

10.4
Amendment No. 3 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (File No. 001-31824)).

10.5
Amendment No. 4 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 25, 2016 (File No. 001-31824)).

23.1	Consent of KPMG LLP.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on May 25, 2016.
FIRST POTOMAC REALTY TRUST

/s/ Robert Milkovich
Name:     Robert Milkovich

Title:	President, Chief Executive Officer, Chief Operating Officer and Trustee
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Milkovich, Andrew P. Blocher and Samantha S. Gallagher, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement and any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Milkovich	President, Chief Executive Officer,	May 25, 2016
Robert Milkovich	Chief Operating Officer and Trustee (Principal Executive Officer)

/s/ Andrew P. Blocher	Executive Vice President, Chief	May 25, 2016
Andrew P. Blocher	Financial Officer and Treasurer(Principal Financial Officer)

/s/ Michael H. Comer	Senior Vice President and Chief	May 25, 2016
Michael H. Comer	Accounting Officer (Principal Accounting Officer)
/s/ Robert H. Arnold	Trustee	May 25, 2016
Robert H. Arnold

/s/ Richard B. Chess	Trustee	May 25, 2016
Richard B. Chess

/s/ James P. Hoffmann	Trustee	May 25, 2016
James P. Hoffmann

/s/ Alan G. Merten	Trustee	May 25, 2016
Alan G. Merten

/s/ Thomas E. Robinson	Trustee	May 25, 2016
Thomas E. Robinson

/s/ Terry L. Stevens	Chairman of the Board of Trustees	May 25, 2016
Terry L. Stevens

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common shares registered.
10.1
First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2009 (File No. 001-31824)).

10.2
Amendment No. 1 to the Company’s 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on May 27, 2010 (File No. 001-31824)).

10.3	Amendment No. 2 to the Company’s 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2011 (File No. 001-31824)).
10.4
Amendment No. 3 to the Company’s 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (File No. 001-31824)).

10.5	Amendment No. 4 to the Company’s 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 25, 2016 (File No. 001-31824)).
23.1	Consent of KPMG LLP.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).